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                                                                   EXHIBIT 99.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Registration Statement No. 2-90201.



                                 ARTHUR ANDERSEN LLP

New York, New York
April 29, 1998